FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228597-01

July 15, 2019

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,181,871,508

(Approximate Initial Mortgage Pool Balance)

$1,040,209,000

(Offered Certificates)

Benchmark 2019-B12 Mortgage Trust

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Citi Real Estate Funding Inc.

German American Capital Corporation

JPMorgan Chase Bank, National Association

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	J.P. Morgan	Deutsche Bank Securities

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton Co-Manager	Academy Securities Co-Manager

CERTIFICATE SUMMARY

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about July 16, 2019, included as part of our registration statement (SEC File No. 333-228597) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC or Academy Securities, Inc. This Term Sheet is subject to change.

For information regarding certain risks associated with an investment in this transaction, refer to “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC or Academy Securities, Inc. provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Classes	Expected Ratings (S&P / Fitch / Morningstar)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class A-1	AAA(sf) / AAAsf / AAA	$16,310,000	30.000%	%	(6)	2.66	9/19 – 4/24
Class A-2	AAA(sf) / AAAsf / AAA	$221,930,000	30.000%	%	(6)	4.96	4/24 – 11/24
Class A-3	AAA(sf) / AAAsf / AAA	$5,920,000	30.000%	%	(6)	6.85	6/26 – 6/26
Class A-4	AAA(sf) / AAAsf / AAA	$215,000,000	30.000%	%	(6)	9.71	1/29 – 6/29
Class A-5	AAA(sf) / AAAsf / AAA	$321,699,000	30.000%	%	(6)	9.87	6/29 – 7/29
Class A-AB	AAA(sf) / AAAsf / AAA	$22,612,000	30.000%	%	(6)	7.44	11/24 – 1/29
Class X-A	AA(sf) / AAAsf / AAA	$946,949,000(7)	N/A	%	Variable IO(8)	N/A	N/A
Class A-S	AA(sf) / AAAsf / AAA	$143,478,000	17.500%	%	(6)	9.94	7/29 – 7/29
Class B	NR / AA-sf / AA-	$50,217,000	13.125%	%	(6)	9.94	7/29 – 7/29
Class C	NR / A-sf / A	$43,043,000	9.375%	%	(6)	9.94	7/29 – 7/29

NON-OFFERED POOLED CERTIFICATES(9)
Non-Offered Classes	Expected Ratings (S&P / Fitch / Morningstar)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class X-B	NR / A-sf / AAA	$93,260,000(7)	N/A	%	Variable IO(8)	N/A	N/A
Class X-D	NR / BBB-sf / AAA	$41,608,000(7)	N/A	%	Variable IO(8)	N/A	N/A
Class D	NR / BBBsf / BBB+	$24,391,000	7.250%	%	(6)	9.99	7/29 – 8/29
Class E	NR / BBB-sf / BBB	$17,217,000	5.750%	%	(6)	10.02	8/29 – 8/29
Class F-RR(10)	NR / BB-sf / BB+	$20,087,000	4.000%	%	(6)	10.02	8/29 – 8/29
Class G-RR(10)	NR / B-sf / B+	$11,478,000	3.000%	%	(6)	10.02	8/29 – 8/29
Class J-RR(10)	NR / NR / NR	$34,435,107	0.000%	%	(6)	10.02	8/29 – 8/29
Class S(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

NON-OFFERED VERTICAL RISK RETENTION INTEREST(9)
Non-Offered Eligible Vertical Interest	Expected Ratings (S&P / Fitch / Morningstar)(1)	Approximate Initial Certificate Balance(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
VRR Interest(12)	NR / NR / NR	$34,054,400	N/A(13)%		(14)	8.75	9/19 – 8/29

NON-OFFERED LOAN-SPECIFIC CERTIFICATES(9)(15)
Woodlands Mall
Non-Offered Classes	Expected Ratings (S&P / Fitch / Morningstar)(1)	Approximate Initial Certificate Balance(2)	Approximate Initial Credit Support(16)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class WM-A	A-(sf) / NR / NR	$78,436,000	22.314%	%	(17)	10.02	8/29 – 8/29
Class WM-B	BBB-(sf) / NR / NR	$48,094,000	10.402%	%	(17)	10.02	8/29 – 8/29
Class WM-C	BB(sf) / NR / NR	$42,000,000	0.000%	%	(17)	10.02	8/29 – 8/29
Non-Offered Vertical Risk Retention Interest	Expected Ratings (S&P / Fitch / Morningstar)(1)	Approximate Initial Certificate Balance(2)	Approximate Initial Credit Support(16)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
WMRR Interest(18)	NR / NR / NR	$8,870,000	N/A(19)%		(20)	10.02	8/29 – 8/29

The Centre
Non-Offered Classes	Expected Ratings (S&P / Fitch / Morningstar)(1)	Approximate Initial Certificate Balance(2)	Approximate Initial Credit Support(16)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class TC-A	A+(sf) / NR / NR	$9,600,000	46.461%	%	(17)	4.94	7/24 – 7/24
Class TC-B	BBB+(sf) / NR / NR	$8,900,000	39.615%	%	(17)	4.94	7/24 – 7/24
Class TC-C	BB+(sf) / NR / NR	$10,400,000	31.615%	%	(17)	4.94	7/24 – 7/24
Class TC-D	B+(sf) / NR / NR	$10,300,000	23.692%	%	(17)	4.94	7/24 – 7/24
Class TC-E	NR / NR / NR	$25,800,000	3.846%	%	(17)	4.94	7/24 – 7/24
Class TCRR(21)	NR / NR / NR	$5,000,000	0.000%	%	(17)	4.94	7/24 – 7/24

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Morningstar Credit Ratings, LLC (“Morningstar”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. S&P and Fitch have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variance discussed in a footnote below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates” or the “Pooled Class X Certificates”) may vary depending upon the final pricing of the classes of Pooled Principal Balance Certificates (as defined in footnote (13) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of the Pooled Class X Certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the Closing Date or (b) the pass-through rate of any class of Pooled Principal Balance Certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of Pooled Principal Balance Certificates may not be part of, and there would be a corresponding reduction in, such notional amount of the related class of Pooled Class X Certificates.
(3)	"Approximate Initial Credit Support" means, with respect to any Class of Non-Vertically Retained Pooled Principal Balance Certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial Certificate Balances of all Classes of Non-Vertically Retained Pooled Principal Balance Certificates, if any, junior to such Class of Non-Vertically Retained Pooled Principal Balance Certificates, divided by (ii) the aggregate of the initial Certificate Balances of all Classes of Non-Vertically Retained Pooled Principal Balance Certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentage shown for each class of Non-Vertically Retained Pooled Principal Balance Certificates does not take into account the subordination provided by any Trust Subordinate Companion Loans (as defined in footnote (15) below), provided that payments on each Trust Subordinate Companion Loan are generally subordinate to payments on the related senior loans in the related Loan Combination as and to the extent provided in the related co-lender agreement. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest.
(4)	Approximate per annum rate as of the Closing Date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan or Trust Subordinate Companion Loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “Non-Vertically Retained Pooled Principal Balance Certificates”, and collectively with the Pooled Class X Certificates, the Class S certificates and the VRR Interest, the “Pooled Certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. The Trust Subordinate Companion Loans will not be taken into account in determining pass-through rates on the Non-Vertically Retained Pooled Principal Balance Certificates. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(7)	The Pooled Class X Certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Pooled Class X Certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Pooled Class X Certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the Non-Vertically Retained Pooled Principal Balance Certificates identified in the same row as such class of Pooled Class X Certificates in the chart below (as to such class of Pooled Class X Certificates, the “Corresponding Pooled Principal Balance Certificates”):
Class of Pooled Class X Certificates	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D and Class E
(8)	The pass-through rate for each class of Pooled Class X Certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of Corresponding Pooled Principal Balance Certificates as in effect from time to time, as described in the Preliminary Prospectus.
(9)	The classes of certificates set forth below “Non-Offered Pooled Certificates”, “Non-Offered Vertical Risk Retention Interest” and “Non-Offered Loan-Specific Certificates” in the table are not offered by this Term Sheet.
(10)	In partial satisfaction of the risk retention obligations of Citi Real Estate Funding Inc. (“CREFI”), as “retaining sponsor” (as such term is defined in Regulation RR)) with respect to the securitization transaction constituted by the issuance of the Pooled Certificates, all of the Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate fair value expected to represent at least 2.12% of the fair value, as of the Closing Date, of all of the Pooled Certificates, will collectively constitute an “eligible horizontal residual interest” (as such term is defined in Regulation RR) that is to be purchased and retained by KKR Real Estate Credit Opportunity Partners II L.P., a Delaware limited partnership, in accordance with the credit risk retention rules applicable to such securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.
(11)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. A specified portion of the excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class R certificates will represent the residual interests in each of four separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(12)	In partial satisfaction of CREFI’s remaining risk retention obligations as retaining sponsor for the securitization transaction constituted by the issuance of the Pooled Certificates, CREFI is expected to acquire (or cause one or more other retaining parties to acquire) from the depositor, on the Closing Date, portions of an “eligible vertical interest” (as such term is defined in Regulation RR) in the form of a “single vertical security” (as such term is defined in Regulation RR) with an initial certificate balance of approximately $34,054,400 (the “VRR Interest”), which is expected to represent approximately 2.88% of the aggregate initial certificate balance of all of the Pooled Certificates, subject to any variation in the initial certificate balance of the VRR Interest following calculation of the actual fair value of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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the HRR Certificates and of all of the Pooled Certificates, as described under “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to such securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest is a class of certificates, but is not offered hereby.

(13)	Although the approximate initial credit support percentages shown in the table with respect to the Non-Vertically Retained Pooled Principal Balance Certificates do not take into account the VRR Interest, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-Vertically Retained Pooled Principal Balance Certificates, on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus. The VRR Interest and the Non-Vertically Retained Pooled Principal Balance Certificates are collectively referred to in this Term Sheet as the “Pooled Principal Balance Certificates”.
(14)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.
(15)	The Class WM-A, Class WM-B and Class WM-C Certificates and the WMRR Interest are collectively referred to as the “Woodlands Mall Loan-Specific Certificates” and the Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR certificates are collectively referred to as the “Centre Loan-Specific Certificates”. The Woodlands Mall Loan-Specific Certificates and the Centre Loan-Specific Certificates collectively constitute the “Loan-Specific Certificates” or the “Loan-Specific Principal Balance Certificates” (and, collectively with the Pooled Principal Balance Certificates, constitute the “Principal Balance Certificates”). The Loan-Specific Certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the Woodlands Mall trust subordinate companion loan or The Centre trust subordinate companion loan (each, a “Trust Subordinate Companion Loan” and collectively, the “Trust Subordinate Companion Loans”), as applicable. Each Trust Subordinate Companion Loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the Pooled Certificates. No class of Pooled Certificates will have any interest in either Trust Subordinate Companion Loan. See “Description of the Mortgage Pool—The Loan Combinations—The Woodlands Mall Pari Passu-AB Loan Combination” and “—The Centre Pari Passu-AB Loan Combination” in the Preliminary Prospectus.
(16)	"Approximate Initial Credit Support" means, with respect to any Class of Loan-Specific Certificates (other than the WMRR Interest), the quotient, expressed as a percentage, of (i) the aggregate of the initial Certificate Balances of all Classes of Loan-Specific Certificates (other than the WMRR Interest), if any, backed by the same Trust Subordinate Companion Loan as and junior to the subject Class of Loan-Specific Certificates , divided by (ii) the sum of (A) the aggregate of the initial Certificate Balances of all Classes of Loan-Specific Certificates (other than the WMRR Interest) backed by the same Trust Subordinate Companion Loan as the subject Class of Loan-Specific Certificates and (B) (x) with respect to the Woodlands Mall Loan-Specific Certificates, 95% of the aggregate outstanding principal balance of the senior loans included in the Woodlands Mall Loan Combination and (y) with respect to the Centre Loan-Specific Certificates, the aggregate outstanding principal balance of the senior loans included in The Centre Loan Combination, in each case as of the Cut-off Date. The approximate initial credit support percentages shown in the table above do not take into account the WMRR Interest.
(17)	The pass-through rates for the Loan-Specific Certificates, in each case, will equal one of the following per annum rates: (i) a fixed rate, (ii) the net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) on the related Trust Subordinate Companion Loan, (iii) the lesser of a specified rate and the net mortgage rate on the Trust Subordinate Companion Loan described in clause (ii), or (iv) the net mortgage rate on the related Trust Subordinate Companion Loan described in clause (ii) less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(18)	German American Capital Corporation is the only sponsor (and will act as “retaining sponsor” (as such term is defined in Regulation RR)) with respect to the securitization transaction constituted by the issuance of the Woodlands Mall Loan-Specific Certificates. In connection therewith, German American Capital Corporation is expected to acquire from the depositor on the Closing Date an “eligible vertical interest” (as such term is defined in Regulation RR) in the form of a single vertical security with an aggregate initial certificate balance of approximately $8,870,000 (the “WMRR Interest”), which is expected to represent 5.0% of the aggregate initial certificate balance of all Woodlands Mall Loan-Specific Certificates. The WMRR Interest is expected to be retained by German American Capital Corporation or its “majority-owned affiliate” (as such term is defined in Regulation RR) in accordance with the credit risk retention rules applicable to such securitization transaction. The WMRR Interest is a class of certificates, but is not offered hereby.
(19)	Although the approximate initial credit support percentages shown in the table with respect to the Woodlands Mall Loan-Specific Certificates (other than the WMRR Interest) do not take into account the WMRR Interest, losses incurred on the Woodlands Mall Trust Subordinate Companion Loan will be allocated between the WMRR Interest, on the one hand, and the other classes of Woodlands Mall Loan-Specific Certificates, on the other hand, pro rata in accordance with their respective outstanding certificate balances.
(20)	Except for tax reporting purposes, the WMRR Interest does not have a specified pass-through rate; however, the effective interest rate on the WMRR Interest will be a per annum rate equal to the net mortgage rate (adjusted, if necessary, to accrue interest on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time on the related Trust Subordinate Companion Loan.
(21)	Citi Real Estate Funding Inc. is the only sponsor (and will act as “retaining sponsor” (as such term is defined in Regulation RR)), with respect to the securitization transaction constituted by the issuance of the Centre Loan-Specific Certificates. In connection therewith, the Class TCRR certificates (the “Centre Loan-Specific HRR Certificates”) will be purchased and retained by a third party purchaser contemplated by Rule 7 of Regulation RR (the “Centre Retaining Third Party Purchaser”), in accordance with the credit risk retention rules applicable to the securitization transaction constituted by the issuance of the Centre Loan-Specific Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

6

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,181,871,508
Number of Mortgage Loans	47
Number of Mortgaged Properties	117
Average Cut-off Date Balance	$25,146,202
Weighted Average Mortgage Rate	4.17220%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	107
Weighted Average Remaining Amortization Term (months)(4)	345
Weighted Average Cut-off Date LTV Ratio(5)	55.1%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	52.4%
Weighted Average UW NCF DSCR(6)	2.45x
Weighted Average Debt Yield on Underwritten NOI(7)	11.2%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	12.6%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	10.9%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	76.5%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	21.0%
% of Initial Pool Balance of Mortgage Loans with Mezzanine Debt	6.4%
% of Initial Pool Balance of Mortgage Loans with Subordinate Debt	38.8%

(1)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Rooms information for each mortgage loan is presented in this Term Sheet (i) if such mortgage loan is part of a loan combination (as defined under “Collateral Overview—Loan Combination Summary” below), based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. The mortgage pool does not include, and the terms “mortgage loan” and “mortgage loans” (as used in this Term Sheet) are not intended to refer to, the Trust Subordinate Companion Loans.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.
(4)	Excludes mortgage loans that are interest-only for the entire term.
(5)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that such LTV ratios may be calculated based on (a) (i) “as-stabilized” or similar values in certain cases where the completion of certain hypothetical conditions or other events at the property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, , or (b) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(6)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the UW NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.
(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan; provided, that such Debt Yields may be calculated based on the Cut-off Date Balance net of a related earnout or holdback reserve, as further described in the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

7

KEY FEATURES OF CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC
Co-Managers:	Drexel Hamilton, LLC Academy Securities, Inc.
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$1,181,871,508
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association (with respect to all serviced loans (other than the Woodlands Mall loan combination and The Centre loan combination))

Pacific Life Insurance Company (with respect to the Woodlands Mall loan combination)

Trimont Real Estate Advisors, LLC (with respect to The Centre loan combination)

Certificate Administrator:	Citibank, N.A.
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Pentalpha Surveillance, LLC
Asset Representations Reviewer:	Pentalpha Surveillance, LLC
Risk Retention Consultation Parties:	Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association
Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by Citi Real Estate Funding Inc., as retaining sponsor for the securitization transaction constituted by the issuance of the Pooled Certificates, see “Credit Risk Retention” in the Preliminary Prospectus. Note that the securitization transaction constituted by the issuance of the Pooled Certificates is not structured to satisfy the EU risk retention and due diligence requirements.

Closing Date:	On or about August 8, 2019
Cut-off Date:	With respect to each mortgage loan, the due date in August 2019 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to August 2019, the date that would have been its due date in August 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 11th day of each month or next business day, commencing in September 2019
Distribution Date:	The 4th business day after the Determination Date, commencing in September 2019
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	August 2052
Cleanup Call:	1.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

8

KEY FEATURES OF CERTIFICATES

Minimum Denominations:

$10,000 minimum for the offered certificates (other than the Class X-A certificates); $1,000,000 minimum for the Class X-A certificates; and integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

9

TRANSACTION HIGHLIGHTS

■	$1,040,209,000 (Approximate) New-Issue Multi-Borrower CMBS:
—	Overview: The mortgage pool consists of 47 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,181,871,508 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $25,146,202 and are secured by 117 mortgaged properties located throughout 29 states.
—	LTV: 55.1% weighted average Cut-off Date LTV Ratio
—	DSCR: 2.45x weighted average Underwritten Debt Service Coverage Ratio
—	Debt Yield: 11.2% weighted average Debt Yield on Underwritten NOI
—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB
■	Loan Structural Features:
—	Amortization: 23.5% of the mortgage loans by Initial Pool Balance have scheduled amortization:
-	12.6% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity
-	10.9% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity
—	Hard Lockboxes: 60.1% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place
—	Cash Traps: 99.8% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than (i) a 1.05x coverage or (ii) a 5.75% debt yield, that fund an excess cash flow reserve
—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:
-	Real Estate Taxes: 38 mortgage loans representing 69.2% of the Initial Pool Balance
-	Insurance: 16 mortgage loans representing 22.6% of the Initial Pool Balance
-	Replacement Reserves (Including FF&E Reserves): 36 mortgage loans representing 63.7% of the Initial Pool Balance
-	Tenant Improvements / Leasing Commissions: 22 mortgage loans representing 50.5% of the portion of the Initial Pool Balance that is secured by office, retail, industrial and mixed use properties
—	Predominantly Defeasance Mortgage Loans: 68.4% of the mortgage loans by Initial Pool Balance permit defeasance only after an initial lockout period
■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:
—	Office: 31.9% of the mortgaged properties by allocated Initial Pool Balance are office properties
—	Retail: 28.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (16.0% are anchored retail properties)
—	Mixed Use: 13.1% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties.
—	Multifamily: 12.8% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties
—	Hospitality: 6.0% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

■	Geographic Diversity: The 117 mortgaged properties are located throughout 29 states, with only two states having greater than 10.0% of the allocated Initial Pool Balance: California (20.6%) and New York (18.8%)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

10

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citi Real Estate Funding Inc.(1)	13	29	$288,181,792	24.4%
German American Capital Corporation(1)	17	43	469,366,810	39.7
JPMorgan Chase Bank, National Association	17	45	424,322,905	35.9
Total	47	117	$1,181,871,508	100.0%

(1)	Citi Real Estate Funding Inc. will transfer to the depositor The Centre Trust Subordinate Companion Loan and German American Capital Corporation will transfer to the depositor the Woodlands Mall Trust Subordinate Companion Loan, each of which will be an asset of the issuing entity but will not be included in the mortgage pool.

Ten Largest Mortgage Loans(1)(2)

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF/Units	Cut-off Date Balance Per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio(3)
1	30 Hudson Yards	$93,200,000	7.9%	Office	1,463,234	765	3.45x	10.9%	50.9%
2	Woodlands Mall	76,200,000	6.4	Retail	758,231	325	3.95x	17.4%	26.0%
3	The Zappettini Portfolio	65,000,000	5.5	Office	251,575	477	1.83x	8.0%	64.0%
4	Montalvo Square	55,000,000	4.7	Retail	218,234	252	2.22x	9.0%	64.7%
5	Chemours HQ	50,400,000	4.3	Office	283,069	178	2.71x	11.3%	60.0%
6	Osborn Triangle	50,000,000	4.2	Mixed Use	676,947	635	3.12x	12.5%	37.1%
7	10000 Santa Monica Boulevard	50,000,000	4.2	Multifamily	281	782,918	2.34x	9.9%	39.8%
8	3 Columbus Circle	50,000,000	4.2	Office	753,713	650	2.91x	12.3%	45.4%
9	250 Livingston	50,000,000	4.2	Mixed Use	370,305	338	2.53x	9.4%	59.5%
10	Grand Canal Shoppes	50,000,000	4.2	Retail	759,891	1,000	2.46x	9.6%	46.3%
	Top 10 Total / Wtd. Avg.	$589,800,000	49.9%				2.83x	11.2%	49.0%
	Remaining Total / Wtd. Avg.	592,071,508	50.1				2.07x	11.2%	61.3%
	Total / Wtd. Avg.	$1,181,871,508	100.0%				2.45x	11.2%	55.1%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.
(2)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the Cut-off Date Balance Per SF/Unit, UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s) or other indebtedness.
(3)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

11

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling/Trust and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
30 Hudson Yards	$93,200,000	7.9%	$1,026,800,000	$310,000,000	$1,430,000,000	HY 2019-30HY TSA	Wells Fargo	Situs
Woodlands Mall	$76,200,000	6.4%	$171,400,000	$177,400,000	$425,000,000	Benchmark 2019-B12 PSA	Midland	Pacific Life
The Zappettini Portfolio	$65,000,000	5.5%	$55,000,000	—	$120,000,000	Benchmark 2019-B12 PSA	Midland	Midland
Osborn Triangle	$50,000,000	4.2%	$380,000,000	$145,000,000	$575,000,000	JPMCC 2019-OSB TSA	KeyBank	Situs
10000 Santa Monica Boulevard	$50,000,000	4.2%	$170,000,000	$130,000,000	$350,000,000	NCMS 2019-10K TSA	KeyBank	KeyBank
3 Columbus Circle	$50,000,000	4.2%	$440,000,000	$105,000,000	$595,000,000	Benchmark 2019-B10 PSA	KeyBank	LNR Partners
250 Livingston	$50,000,000	4.2%	$75,000,000	—	$125,000,000	GSMS 2019-GC40 PSA	Midland	Midland
Grand Canal Shoppes	$50,000,000	4.2%	$710,000,000	$215,000,000	$975,000,000	MSC 2019-H7 PSA	Midland	LNR Partners
CIRE Equity Retail & Industrial Portfolio	$50,000,000	4.2%	$78,600,000	—	$128,600,000	Benchmark 2019-B12 PSA	Midland	Midland
Waterfront Plaza	$49,822,682	4.2%	$74,734,023	—	$124,556,704	GSMS 2019-GC40 PSA	Midland	Midland
2 MacArthur	$34,000,000	2.9%	—	$20,000,000	$54,000,000	Benchmark 2019-B12 PSA	Midland	Midland
The Centre	$30,000,000	2.5%	$30,000,000	$70,000,000	$130,000,000	Benchmark 2019-B12 PSA	Midland	Trimont
Vie Portfolio	$28,885,000	2.4%	$46,500,000	—	$75,385,000	JPMCC 2019-COR5 PSA	Midland	Midland
ICON Upper East Side Portfolio	$25,000,000	2.1%	$33,500,000	$57,200,000	$115,700,000	JPMCC 2019-ICON UES TSA	Midland	CWCapital
SWVP Portfolio	$15,000,000	1.3%	$185,000,000	—	$200,000,000	BBCMS 2019-C3 PSA	Midland	Midland
Greenleaf at Howell	$10,000,000	0.8%	$36,500,000	—	$46,500,000	Benchmark 2019-B11 PSA	Midland	Rialto

(1)	Each of the mortgage loans included in the issuing entity that is secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s) (none of which is included in the issuing entity), is referred to in this Term Sheet as a “loan combination”. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.
(2)	Each loan combination will be serviced under the related Controlling PSA and, in the event the Controlling Note is included in the related securitization transaction, the controlling class representative (or an equivalent entity) under such Controlling PSA will generally be entitled to exercise the rights of the controlling note holder for the subject loan combination. See, however, the chart entitled “Loan Combination Controlling Notes and Non-Controlling Notes” below and “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus for information regarding the party that will be entitled to exercise such rights in the event the Controlling Note is held by a third party or included in a separate securitization transaction.

Mortgage Loans with Existing Mezzanine Debt or Subordinate Debt(1)

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(2)	Wtd. Avg Cut-off Date Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV(3)	Cut-off Date Total Debt LTV(2)	Cut-off Date Mortgage Loan UW NCF DSCR(3)	Cut-off Date Total Debt UW NCF DSCR(2)	Cut-off Date Mortgage Loan UW NOI Debt Yield(3)	Cut-off Date Total UW NOI Debt Yield(2)
30 Hudson Yards	$93,200,000	$1,026,800,000	—	$310,000,000	$1,430,000,000	3.35000%	50.9%	65.0%	3.45x	2.51x	10.9%	8.5%
Woodlands Mall	$76,200,000	$171,400,000	$40,000,000	$177,400,000	$465,000,000	4.36301%	26.0%	48.8%	3.95x	1.79x	17.4%	9.3%
Osborn Triangle	$50,000,000	$380,000,000	—	$145,000,000	$575,000,000	3.79700%	37.1%	49.7%	3.12x	2.33x	12.5%	9.3%
10000 Santa Monica Boulevard	$50,000,000	$170,000,000	—	$130,000,000	$350,000,000	4.15000%	39.8%	63.3%	2.34x	1.47x	9.9%	6.2%
3 Columbus Circle	$50,000,000	$440,000,000	—	$105,000,000	$595,000,000	3.91400%	45.4%	55.1%	2.91x	2.40x	12.3%	10.2%
Grand Canal Shoppes	$50,000,000	$710,000,000	—	$215,000,000	$975,000,000	4.29411%(4)	46.3%	59.5%	2.46x	1.67x	9.6%	7.5%
2 MacArthur	$34,000,000	—	—	$20,000,000	$54,000,000	3.57000%	40.0%	63.5%	4.00x	2.52x	14.6%	9.2%
The Centre	$30,000,000	$30,000,000	—	$70,000,000	$130,000,000	4.48000%	31.9%	69.1%	2.26x	1.32x	13.2%	6.1%
ICON Upper East Side Portfolio	$25,000,000	$33,500,000	—	$57,200,000	$115,700,000	4.50000%	29.1%	57.5%	2.63x	1.33x	12.2%	6.2%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.
(2)	All “Total Debt” calculations set forth in the table above include any related pari passu companion loan(s), any related subordinate companion loan(s) and any related mezzanine debt.
(3)	“Cut-off Date Mortgage Loan LTV”, “Cut-off Date Mortgage Loan UW NCF DSCR” and “Cut-off Date Mortgage Loan UW NOI Debt Yield” calculations include any related pari passu companion loan(s).
(4)	The Wtd. Avg. Cut-off Date Total Debt Interest Rate for Grand Canal Shoppes has been rounded for presentation purposes. The full precision total debt interest rate is 4.29411076923077%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

12

COLLATERAL OVERVIEW (continued)

Loan Combination Controlling Notes and Non-Controlling Notes(1)(2)

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(3)(4)(5)	Current or Anticipated Holder of Securitized Note(4)	Aggregate Cut-off Date Balance
30 Hudson Yards	Outside Serviced	Notes A-1-C1, A-1-C2, A-1-C9, A-2-C1, A-3-S1, A-3-S2, A-3-S3, A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3	No	—	HY 2019-30HY(6)	$698,000,000
		Notes A-1-C3, A-1-C6, A-1-C7, A-1-C8	No	DBNY	Not Identified(7)	$160,000,000
		Notes A-1-C4, A-1-C5, A-1-C10	No	—	Benchmark 2019-B12	$93,200,000
		Notes A-2-C2, A-2-C3, A-2-C4, A-2-C5	No	GSMC	Not Identified	$84,400,000
		Notes A-3-C1, A-3-C2, A-3-C3, A-3-C4, A-3-C5	No	WFB	Not Identified	$84,400,000
		Notes B-1, B-2, B-3	Yes (Note B-1)	—	HY 2019-30HY	$310,000,000

Woodlands Mall	Serviced	Notes A-1-1, A-5, A-7	Control Shift Note (Note A-1-1)(8)	—	Benchmark 2019-B12	$76,200,000
		Notes A-1-2, A-2, A-3, A-4, A-6	No	DBNY	Not Identified(7)	$171,400,000
		Note B	Yes(8)	—	Benchmark 2019-B12	$177,400,000

The Zappettini Portfolio	Serviced	Note A-1	Yes	—	Benchmark 2019-B12	$65,000,000
		Note A-2	No	CREFI	Not Identified	$55,000,000

Osborn Triangle	Outside Serviced	Note A-1	Yes	—	JPMCC 2019-OSB	$250,000,000
		Note A-2	No	—	Benchmark 2019-B12	$50,000,000
		Notes A-3, A-4, A-5, A-6	No	JPMCB	Not Identified	$130,000,000
		Note B-1	No	—	JPMCC 2019-OSB	$145,000,000

10000 Santa Monica Boulevard	Outside Serviced	Note A-1	Control Shift Note(8)	—	NCMS 2019-10K	$100,000,000
		Notes A-2, A-5, A-7	No	Natixis	Not Identified	$70,000,000
		Notes A-3, A-4, A-6	No	—	Benchmark 2019-B12	$50,000,000
		Note A-B	Yes(8)	—	NCMS 2019-10K	$130,000,000

3 Columbus Circle	Outside Serviced	Notes A-1-1, A-2-1	Control Shift Note (Note A-1-1)(8)	—	Benchmark 2019-B10	$75,000,000
		Note A-1-2-A	No	—	JPMCC 2019-COR5	$50,000,000
		Notes A-1-2-B, A-1-7	No	—	Benchmark 2019-B12	$50,000,000
		Notes A-1-3, A-2-4	No	—	Benchmark 2019-B11	$100,000,000
		Notes A-1-4, A-1-6, A-1-8	No	JPMCB	Not Identified	$92,500,000
		Note A-1-5	No	—	CSAIL 2019-C16	$50,000,000
		Notes A-2-2, A-2-3	No		CF 2019-CF1	$50,000,000
		Note A-2-5-A	No	DBNY	Not Identified(7)	$12,500,000
		Note A-2-5-B	No	—	MSC 2019-H6	$10,000,000
		Note B-1	Yes(8)		Benchmark 2019-B10	$51,450,000
		Note B-2	No		Benchmark 2019-B10	$53,550,000

250 Livingston	Outside Serviced	Note A-1	Yes	—	GSMS 2019-GC40	$75,000,000
		Note A-2	No	—	Benchmark 2019-B12	$50,000,000

Grand Canal Shoppes	Outside Serviced	Notes A-1-1, A-1-6	Control Shift Note (Note A-1-1)(8)	—	MSC 2019-H7(9)	$70,000,000
		Notes A-1-2, A-1-3, A-1-4, A-1-5, A-1-7, A-1-8	No	MSBNA	Not Identified	$163,846,154
		Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5	No	WFB	Not Identified	$175,384,615
		Note A-3-1	No	—	Benchmark 2019-B12	$50,000,000
		Notes A-3-2, A-3-3, A-3-4, A-3-5	No	JPMCB	Not Identified	$125,384,615
		Notes A-4-1, A-4-2, A-4-3, A-4-4, A-4-5	No	GSB	Not Identified	$175,384,615
		Note B	Yes(8)	Third party holder	Not Identified	$215,000,000

CIRE Equity Retail & Industrial Portfolio	Serviced	Notes A-1, A-2-1	Yes (Note A-1)	—	Benchmark 2019-B12	$50,000,000
		Notes A-2-2, A-3	No	DBNY	Not Identified(7)	$27,160,000
		Note A-4	No	—	WFCM 2019-C51	$22,000,000
		Notes A-5, A-6	No	UBS AG	Not Identified	$29,440,000

Waterfront Plaza	Outside Serviced	Notes A-1, A-3	Yes (Note A-1)	—	GSMS 2019-GC40	$74,734,023
		Notes A-2, A-4	No	—	Benchmark 2019-B12	$49,822,682

2 MacArthur	Serviced	Note A	Control Shift Note(8)	—	Benchmark 2019-B12	$34,000,000
		Note B	Yes(8)	Principal Life Insurance Company	Not Identified	$20,000,000

The Centre	Serviced	Note A-1	Control Shift Note(8)	—	Benchmark 2019-B12	$30,000,000
		Note A-2	No	CREFI	Not Identified	$30,000,000
		Note B	Yes(8)	—	Benchmark 2019-B12	$70,000,000

Vie Portfolio	Outside Serviced	Note A-1	Yes	—	JPMCC 2019-COR5	$29,000,000
		Note A-2	No	—	Benchmark 2019-B10	$17,500,000
		Note A-3	No	—	Benchmark 2019-B12	$28,885,000

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

13

COLLATERAL OVERVIEW (continued)

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(3)(4)(5)	Current or Anticipated Holder of Securitized Note(4)	Aggregate Cut-off Date Balance

ICON Upper East Side Portfolio	Outside Serviced	Note A-1	Yes	—	JPMCC 2019-ICON UES	$8,500,000
		Note A-2	No	—	JPMCC 2019-COR5	$25,000,000
		Note A-3	No	—	Benchmark 2019-B12	$25,000,000
		Note B	No	—	JPMCC 2019-ICON UES	$57,200,000

SWVP Portfolio	Outside Serviced	Notes A-1, A-3	Yes (Note A-1)	—	BBCMS 2019-C3	$45,000,000
		Notes A-2, A-4	No	—	CSAIL 2019-C16	$40,000,000
		Notes A-5, A-6	No	Societe Generale	Not Identified	$15,000,000
		Notes A-7, A-8	No	—	Benchmark 2019-B11	$50,000,000
		Note A-9	No	—	JPMCC 2019-COR5	$35,000,000
		Note A-10	No	—	Benchmark 2019-B12	$15,000,000

Greenleaf at Howell	Outside Serviced	Note A-1-A	No	—	JPMCC 2019-COR5	$10,000,000
		Note A-1-B	No	—	Benchmark 2019-B12	$10,000,000
		Note A-2	Yes	—	Benchmark 2019-B11	$26,500,000

(1)	The holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such loan combination with or without cause. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus.
(2)	The holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the holder of the Controlling Note has consent rights involving the related loan combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related co-lender agreement. See "Description of the Mortgage Pool—The Loan Combinations" in the Preliminary Prospectus.
(3)	Unless otherwise specified, with respect to each loan combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(4)	Unless otherwise specified, with respect to each loan combination, each related unsecuritized pari passu companion loan (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an outside securitization that has closed or as to which a preliminary prospectus or final prospectus has been filed with the SEC that has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the SEC that identifies the future outside securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.
(5)	Entity names have been abbreviated for presentation.

“CREFI” represents Citi Real Estate Funding Inc.

“DBNY” represents Deutsche Bank, AG New York Branch.

“JPMCB” represents JPMorgan Chase Bank, National Association.

“WFB” represents Wells Fargo Bank, National Association.

“Natixis” represents Natixis Real Estate Capital LLC

“GSMC” represents Goldman Sachs Mortgage Company

“MSBNA” represents Morgan Stanley Bank, N.A.

“GSB” represents Goldman Sachs Bank USA

“UBS AG” represents UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York

(6)	The HY 2019-30HY securitization transaction is scheduled to close on or about July 16, 2019.
(7)	DBNY has transferred or expects to transfer the related pari passu Companion Note to DBR Investments Co. Limited and contribute such notes to one or more future commercial mortgage securitization transactions.
(8)	The subject Loan Combination is an AB Loan Combination or a Pari Passu-AB Loan Combination, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Loan Combination (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Controlling Note. See “Description of the Mortgage Pool—The Loan Combinations—The Woodlands Mall Pari Passu-AB Loan Combination”, “—The Loan Combinations—The 10000 Santa Monica Boulevard Pari Passu-AB Loan Combination”, “—The Loan Combinations—The 3 Columbus Circle Pari Passu-AB Loan Combination”, “—The Loan Combinations—The Grand Canal Shoppes Pari Passu-AB Loan Combination”, “—The Loan Combinations—The 2 MacArthur Pari Passu-AB Loan Combination” and “—The Loan Combinations—The Centre Pari Passu-AB Loan Combination” in the Preliminary Prospectus for more information regarding the manner in which control shifts under each such Loan Combination.
(9)	The MSC 2019-H7 securitization transaction is scheduled to close on or about July 25, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

14

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
3 Columbus Circle	JPMCB	New York	New York	Office	$50,000,000	4.2%	CGCMT 2015-GC29
250 Livingston	CREFI	Brooklyn	New York	Mixed Use	$50,000,000	4.2%	GSMS 2013-GC12
Grand Canal Shoppes	JPMCB	Las Vegas	Nevada	Retail	$50,000,000	4.2%	GSMS 2012-SHOP
Oakbrook Terrace	CREFI	Villa Park	Illinois	Office	$19,225,645	1.6%	LCCM 2017-FL1
Hampton Inn Terre Haute	GACC	Terre Haute	Indiana	Hospitality	$7,857,314	0.7%	COMM 2015-CCRE23
University Parkway Sarasota Self Storage	CREFI	Sarasota	Florida	Self Storage	$7,000,000	0.6%	GSMS 2014-GC20
Meadow Woods Orlando Self Storage	CREFI	Orlando	Florida	Self Storage	$6,900,000	0.6%	GSMS 2014-GC20
Cortez Bradenton Self Storage	CREFI	Bradenton	Florida	Self Storage	$6,900,000	0.6%	GSMS 2014-GC20
Cheval Lutz Self Storage	CREFI	Lutz	Florida	Self Storage	$6,750,000	0.6%	GSMS 2014-GC20
Waterford Lakes Orlando Self Storage	CREFI	Orlando	Florida	Self Storage	$6,200,000	0.5%	GSMS 2014-GC20
Lockwood Sarasota Self Storage	CREFI	Sarasota	Florida	Self Storage	$6,000,000	0.5%	GSMS 2014-GC20
Irvington Plaza	CREFI	Tucson	Arizona	Retail	$5,735,000	0.5%	COMM 2014-UBS6
Central Park Shopping Center	GACC	Denver	Colorado	Retail	$5,590,589	0.5%	COMM 2013-CCRE10
University View	JPMCB	Boca Raton	Florida	Multifamily	$5,498,438	0.5%	UBSC 2011-C1
Compass Self Storage Jackson	CREFI	Jackson	Michigan	Self Storage	$5,350,000	0.5%	GSMS 2014-GC20
Compass Self Storage Flat Rock	CREFI	Flat Rock	Michigan	Self Storage	$5,000,000	0.4%	WFCM 2015-P2
Storage Pros Lansing	CREFI	Lansing	Michigan	Self Storage	$4,350,000	0.4%	COMM 2015-CR27
Colonie	JPMCB	Amherst	New York	Multifamily	$3,641,997	0.3%	JPMBB 2015-C30
Hillcrest Oakwood	JPMCB	Big Rapids	Michigan	Multifamily	$3,609,428	0.3%	JPMBB 2015-C30
Southgate	JPMCB	State College	Pennsylvania	Multifamily	$2,513,572	0.2%	JPMBB 2015-C30
359 South La Brea	JPMCB	Los Angeles	California	Retail	$2,450,000	0.2%	GSMS 2014-GC24

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged properties was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

15

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)(3)	Wtd. Avg. Cut-off Date LTV Ratio(2)(3)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Office	22	$376,878,145	31.9%	2.74x	56.4%	11.2%
CBD	4	201,850,000	17.1	3.16x	51.8%	11.6%
Suburban	17	160,028,145	13.5	2.34x	61.0%	10.8%
Medical	1	15,000,000	1.3	1.50x	69.1%	9.4%
Retail	37	$340,846,795	28.8%	2.48x	54.2%	11.4%
Anchored	15	188,521,795	16.0	2.00x	66.2%	9.8%
Super Regional Mall	1	76,200,000	6.4	3.95x	26.0%	17.4%
Specialty Retail	1	50,000,000	4.2	2.46x	46.3%	9.6%
Single Tenant Retail	20	26,125,000	2.2	1.69x	64.5%	9.1%
Mixed Use	9	$155,224,583	13.1%	2.41x	55.7%	11.0%
Office/Multifamily	1	50,000,000	4.2	2.53x	59.5%	9.4%
Office/Laboratory	3	50,000,000	4.2	3.12x	37.1%	12.5%
Office/Retail	1	49,822,682	4.2	1.54x	73.3%	10.9%
Multifamily/Retail	3	4,105,445	0.3	2.63x	29.1%	12.2%
Multifamily/Office	1	1,296,456	0.1	2.63x	29.1%	12.2%
Multifamily	25	$151,606,004	12.8%	2.21x	44.2%	11.1%
High Rise	2	80,000,000	6.8	2.31x	36.8%	11.1%
Garden	3	26,764,902	2.3	1.88x	59.9%	11.3%
Student Housing	5	25,243,003	2.1	1.90x	62.5%	9.9%
Mid Rise	15	19,598,099	1.7	2.63x	29.1%	12.2%
Hospitality	8	$71,429,511	6.0%	2.07x	60.4%	13.0%
Full Service	5	38,000,000	3.2	2.19x	54.1%	13.0%
Limited Service	3	33,429,511	2.8	1.92x	67.5%	13.0%
Self Storage	9	$54,450,000	4.6%	1.87x	68.3%	9.0%
Industrial	6	$24,812,470	2.1%	1.73x	68.7%	10.6%
Warehouse/Distribution	5	17,812,470	1.5	1.78x	69.9%	10.6%
Flex	1	7,000,000	0.6	1.59x	65.7%	10.5%
Manufactured Housing	1	$6,624,000	0.6%	2.04x	60.0%	13.3%
Total	117	$1,181,871,508	100.0%	2.45x	55.1%	11.2%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

16

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)(3)	% of Total Underwritten NOI
California	20	$242,924,214	20.6%	$990,500,000	9.9%	$46,232,764	8.8%
New York	23	221,841,997	18.8	3,706,800,000	37.0	202,610,461	38.5
Texas	4	109,035,323	9.2	1,017,600,000	10.1	47,008,405	8.9
Florida	12	82,841,813	7.0	193,350,000	1.9	13,270,975	2.5
Delaware	1	50,400,000	4.3	84,000,000	0.8	5,676,945	1.1
Massachusetts	3	50,000,000	4.2	1,158,000,000	11.5	53,734,416	10.2
Nevada	1	50,000,000	4.2	1,640,000,000	16.4	73,021,709	13.9
Hawaii	1	49,822,682	4.2	170,000,000	1.7	13,623,215	2.6
Arizona	6	48,088,460	4.1	128,460,000	1.3	9,269,300	1.8
Virginia	4	44,613,344	3.8	71,700,000	0.7	6,000,068	1.1
New Jersey	2	40,000,000	3.4	255,100,000	2.5	11,759,866	2.2
West Virginia	1	23,000,000	1.9	45,500,000	0.5	3,115,371	0.6
Michigan	9	22,899,466	1.9	44,005,000	0.4	3,152,158	0.6
Illinois	3	20,952,305	1.8	30,470,000	0.3	2,089,385	0.4
Iowa	7	20,100,842	1.7	28,790,000	0.3	1,884,534	0.4
Colorado	2	19,190,589	1.6	41,228,000	0.4	3,233,279	0.6
Maine	1	12,422,905	1.1	22,600,000	0.2	1,733,718	0.3
Indiana	3	9,792,578	0.8	16,780,000	0.2	1,495,815	0.3
Kansas	1	9,300,000	0.8	13,260,000	0.1	1,289,302	0.2
Oregon	1	8,240,157	0.7	31,100,000	0.3	2,010,947	0.4
Louisiana	1	7,972,500	0.7	170,000,000	1.7	11,948,124	2.3
Alabama	1	7,858,743	0.7	34,500,000	0.3	1,628,114	0.3
Minnesota	3	7,263,354	0.6	11,690,000	0.1	630,913	0.1
Wyoming	1	6,624,000	0.6	11,040,000	0.1	881,246	0.2
Ohio	1	5,450,000	0.5	8,200,000	0.1	805,355	0.2
North Carolina	2	4,252,500	0.4	90,200,000	0.9	7,209,900	1.4
Kentucky	1	3,650,000	0.3	5,000,000	0.0	413,859	0.1
Pennsylvania	1	2,513,572	0.2	9,500,000	0.1	894,128	0.2
Missouri	1	820,164	0.1	1,140,000	0.0	75,501	0.0
Total	117	$1,181,871,508	100.0%	$10,030,513,000	100.0%	$526,699,773	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).
(3)	For multi-property loans that do not have underwritten cash flow information reported on a property level basis, Underwritten NOI is allocated based on each respective property’s allocated loan amount.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

17

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,450,000 - 4,999,999	3	$9,425,000	0.8%
5,000,000 - 9,999,999	10	69,418,814	5.9
10,000,000 - 19,999,999	15	211,580,012	17.9
20,000,000 - 29,999,999	4	98,075,000	8.3
30,000,000 - 39,999,999	3	103,750,000	8.8
40,000,000 - 49,999,999	1	49,822,682	4.2
50,000,000 - 93,200,000	11	639,800,000	54.1
Total	47	$1,181,871,508	100.0%

Distribution of UW NCF DSCRs(1)
Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.20 - 1.20	1	$10,000,000	0.8%
1.21 - 1.50	4	61,300,000	5.2
1.51 - 2.00	17	290,842,103	24.6
2.01 - 2.50	14	371,494,405	31.4
2.51 - 3.00	5	181,135,000	15.3
3.01 - 4.03	6	267,100,000	22.6
Total	47	$1,181,871,508	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	27	$903,817,500	76.5%
Interest Only, Then Amortizing(2) Amortizing(2)18	10	114,044,000	9.6
Amortizing (30 Years)	7	82,766,179	7.0
Amortizing (25 Years)	2	66,293,829	5.6
Interest Only, Then Amortizing – ARD	1	14,950,000	1.3
Total	47	$1,181,817,500	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or have an anticipated repayment date, as applicable. (2) Original partial interest only periods range from 24 to 60 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	21	$710,519,879	60.1%
Springing	21	362,775,984	30.7
Soft	5	108,575,645	9.2
Total	47	$1,181,871,508	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
26.0 - 39.9	5	$231,200,000	19.6%
40.0 - 49.9	4	136,450,000	11.5
50.0 - 59.9	8	210,597,905	17.8
60.0 - 69.9	21	459,542,803	38.9
70.0 - 75.0	9	144,080,799	12.2
Total	47	$1,181,871,508	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
26.0 - 39.9	5	$231,200,000	19.6%
40.0 - 49.9	5	152,921,147	12.9
50.0 - 59.9	16	336,530,546	28.5
60.0 - 67.0	21	461,219,814	39.0
Total	47	$1,181,871,508	100.0%
(1) See footnotes (1), (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	27	$749,956,890	63.5%
Acquisition	17	388,214,618	32.8
Recapitalization	3	43,700,000	3.7
Total	47	$1,181,871,508	100.0%

Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.110 - 4.000	9	$440,850,000	37.3%
4.001 - 4.500	23	536,990,092	45.4
4.501 - 5.000	9	112,416,197	9.5
5.001 - 5.500	5	61,615,219	5.2
5.501 - 5.682	1	30,000,000	2.5
Total	47	$1,181,871,508	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

18

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
8.0 - 8.9	6	$108,250,000	9.2%
9.0 - 9.9	10	338,575,000	28.6
10.0 - 10.9	8	253,061,444	21.4
11.0 - 14.9	21	397,535,063	33.6
15.0 - 17.4	2	84,450,000	7.1
Total	47	$1,181,871,508	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.8 - 7.9	1	$10,000,000	0.8%
8.0 - 8.9	7	174,440,000	14.8
9.0 - 9.9	14	372,748,763	31.5
10.0 - 10.9	8	253,880,182	21.5
11.0 - 14.9	15	286,352,563	24.2
15.0 - 17.0	2	84,450,000	7.1
Total	47	$1,181,871,508	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
24	4	$40,274,000	3.4%
36	3	$35,870,000	3.0%
48	1	$9,300,000	0.8%
60	3	$43,550,000	3.7%

Distribution of Original Terms to Maturity/ARD(1)
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	7	$176,730,219	15.0%
63	1	50,400,000	4.3
84	1	6,624,000	0.6
120	38	948,117,289	80.2
Total	47	$1,181,871,508	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
57 - 60	7	$176,730,219	15.0%
63	1	50,400,000	4.3
80 - 84	1	6,624,000	0.6
113 - 120	38	948,117,289	80.2
Total	47	$1,181,871,508	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	27	$903,817,500	76.5%
300	2	66,293,829	5.6
360	18	211,760,179	17.9
Total	47	$1,181,871,508	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	27	$903,817,500	76.5%
297 - 300	2	66,293,829	5.6
355 - 360	18	211,760,179	17.9
Total	47	$1,181,871,508	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	31	$714,655,921	60.5%
Yield Maintenance	14	309,015,587	26.1
Defeasance or Yield Maintenance	2	158,200,000	13.4
Total	47	$1,181,871,508	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	38	$817,296,508	69.2%
Replacement Reserves(1)	36	$752,296,508	63.7%
TI/LC(2)	22	$463,135,092	50.5%
Insurance	16	$266,691,792	22.6%
(1) Includes mortgage loans with FF&E reserves. (2) Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

19

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
The Zappettini Portfolio	Office	$65,000,000	5.5%	58	1.83x	8.0%	64.0%
Chemours HQ	Office	$50,400,000	4.3%	63	2.71x	11.3%	60.0%
2 MacArthur	Office	$34,000,000	2.9%	59	4.00x	14.6%	40.0%
The Centre	Multifamily	$30,000,000	2.5%	59	2.26x	13.2%	31.9%
ICON Upper East Side Portfolio	Various	$25,000,000	2.1%	57	2.63x	12.2%	29.1%
Pegasus Landing	Multifamily	$12,422,905	1.1%	58	2.06x	14.0%	55.0%
Hampton Inn Terre Haute	Hospitality	$7,857,314	0.7%	58	1.93x	14.2%	68.3%
359 South La Brea	Retail	$2,450,000	0.2%	59	1.55x	8.3%	44.5%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.
(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

Class A-3 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Targhee Place	Manufactured Housing	$6,624,000	0.6%	82	2.04x	13.3%	60.0%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-3 certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-3 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.
(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

20

STRUCTURAL OVERVIEW (continued)

Allocation Between

VRR Interest and

Non-Vertically Retained

Pooled Certificates

The aggregate amount available for distribution to holders of the Pooled Certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining Pooled Certificates (the “Non-Vertically Retained Pooled Certificates”), on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all the classes of Pooled Principal Balance Certificates (the “Vertically Retained Percentage”); and (b) the Non-Vertically Retained Pooled Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the Vertically Retained Percentage (such difference, the “Non-Vertically Retained Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Distributions	On each Distribution Date, funds available for distribution to holders of the Non-Vertically Retained Pooled Certificates (exclusive of any portion thereof that represents the Non-Vertically Retained Percentage of (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Non-Vertically Retained Pooled Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1.	Class A-1, A-2, A-3, A-4, A-5, A-AB, X-A, X-B and X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.
2.	Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: to the extent of Non-Vertically Retained Pooled Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-AB certificates in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-3 certificates in clause (iv) above, then (vi) to principal on the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (v) above and then (vii) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-5 certificates in clause (vi) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Non-Vertically Retained Pooled Available Funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).
3.	Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.
4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Pooled Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Pooled Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

21

STRUCTURAL OVERVIEW (continued)

Distributions (continued)	5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Pooled Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Pooled Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Pooled Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Pooled Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.
7.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Non-Vertically Retained Pooled Available Funds will be used to pay interest and principal and to reimburse (with interest) any unreimbursed losses to the Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates, sequentially in that order and with respect to each such class in a manner analogous to the Class C certificates pursuant to clause 6 above.

No class of Pooled Certificates will be entitled to distributions from amounts paid or advanced on and allocable to the Trust Subordinate Companion Loans, and such amounts will not be included in the Non-Vertically Retained Pooled Available Funds.

The holders of the Woodlands Mall Loan-Specific Certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the Woodlands Mall Trust Subordinate Companion Loan in accordance with the co-lender agreement relating to the Woodlands Mall loan combination. The holders of the Centre Loan-Specific Certificates will only be entitled to distributions from amounts paid or advanced on and allocated to The Centre Trust Subordinate Companion Loan in accordance with the co-lender agreement relating to The Centre loan combination.

Realized Losses

The certificate balances of the Pooled Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. On each Distribution Date, the Vertically Retained Percentage of any such losses will be applied to the VRR Interest until the related certificate balance is reduced to zero, and the Non-Vertically Retained Percentage of any such losses will be applied to the respective classes of Non-Vertically Retained Pooled Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Pooled Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Pooled Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Pooled Principal Balance Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

22

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-Vertically Retained Percentage of each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate pooled available funds for such Distribution Date) is required to be distributed to holders of the Pooled Certificates (excluding holders of the Class F-RR, Class G-RR, Class J-RR, Class S and Class R certificates and the VRR Interest) as follows: (a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group BC”) of the Class X-B, Class B and Class C certificates and (iii) the group (the “YM Group DE” and, together with the YM Group A and the YM Group BC, the “YM Groups”) of the Class X-D, Class D and Class E certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Non-Vertically Retained Pooled Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group, in the following manner: (i) each class of Non-Vertically Retained Pooled Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Non-Vertically Retained Pooled Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Pooled Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Non-Vertically Retained Pooled Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Pooled Principal Balance Certificates in such YM Group will be distributed to the class of Pooled Class X Certificates in such YM Group. If there is more than one class of Non-Vertically Retained Pooled Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Non-Vertically Retained Pooled Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-Vertically Retained Percentage of all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F-RR, Class G-RR and Class J-RR certificates as provided in the Benchmark 2019-B12 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class S or Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

Any yield maintenance charges or prepayment premiums payable in respect of a Trust Subordinate Companion Loan will be distributed to holders of the related Loan-Specific Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan and Trust Subordinate Companion Loan in the issuing entity and, with respect to all of the mortgage loans and Trust Subordinate Companion Loans serviced under the Benchmark 2019-B12 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and/or Trust Subordinate Companion Loan and, in the case of servicing advances, any other related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.

Serviced Mortgage

Loans/Outside Serviced

Mortgage Loans

One or more loan combinations each constitutes an “outside serviced loan combination” (as identified under “Collateral Overview—Loan Combination Summary” above), in which case, the BMARK 2019-B12 pooling and servicing agreement is not the Controlling PSA, and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling PSA constitutes an “outside servicing agreement.”

One or more loan combinations may be identified in the Preliminary Prospectus as a “servicing shift loan combination”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift loan combination will initially be serviced pursuant to the Benchmark 2019-B12 pooling and servicing agreement during which time such mortgage loan, such loan combination and each related companion loan will be a serviced mortgage loan, a serviced loan combination and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such loan combination and each related companion loan will be an outside serviced mortgage loan, an outside serviced loan combination and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the Benchmark 2019-B12 pooling and servicing agreement); each related loan combination constitutes a “serviced loan combination”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

Appraisal Reduction Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (including, if applicable, a related Trust Subordinate Companion Loan) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the Non-Vertically Retained Percentage of such reduction) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Pooled Certificates (exclusive of the Class S certificates) then outstanding (i.e., first, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B and Class X-D certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

As a result of calculating an Appraisal Reduction Amount that is allocated to a Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the related Loan-Specific Certificates then-outstanding, generally in reverse sequential order of payment priority.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Appraisal Reduction

Amounts (continued)

For various purposes under the Benchmark 2019-B12 pooling and servicing agreement (including, with respect to the Non-Vertically Retained Pooled Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), the Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balance of the VRR Interest, and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Pooled Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata based on certificate balance.

For various purposes under the Benchmark 2019-B12 pooling and servicing agreement, any Appraisal Reduction Amount allocated to a Trust Subordinate Companion Loan will be allocated to notionally reduce the certificate balances of the related Loan-Specific Principal Balance Certificates.

Cumulative Appraisal

Reduction Amounts

A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan or Trust Subordinate Companion Loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan or Trust Subordinate Companion Loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan or a Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

Age of Appraisals

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans

There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans and Trust Subordinate Companion Loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling PSA, any related subordinate companion loan(s), together as one defaulted loan.

Directing Holder

The “Directing Holder” with respect to any mortgage loan or loan combination serviced under the Benchmark 2019-B12 pooling and servicing agreement will be:

•	except (i) in the case of the Woodlands Mall loan combination prior to the occurrence and continuance of a control appraisal period with respect to such loan combination (a “Woodlands Mall Control Appraisal Period”), (ii) in the case of The Centre loan combination prior to the occurrence and continuance of a control appraisal period with respect to such loan combination (a “Centre Control Appraisal Period”), (iii) with respect to an excluded mortgage loan, (iv) with respect to a serviced loan combination as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

loan combination”), and (v) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative;

•	with respect to any serviced outside controlled loan combination (which may include a servicing shift loan combination or a serviced loan combination with a controlling subordinate companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”);
•	with respect to the Woodlands Mall loan combination so long as it is not an excluded mortgage loan (i) for so long as no Woodlands Mall Control Appraisal Period exists, the Woodlands Mall Controlling Class Representative and (ii) for so long as a Woodlands Mall Control Appraisal Period exists and a Control Termination Event has not occurred and is continuing, the Controlling Class Representative; and
•	with respect to The Centre loan combination so long as it is not an excluded mortgage loan (i) for so long as no Centre Control Appraisal Period exists, the Centre Controlling Class Representative and (ii) for so long as a Centre Control Appraisal Period exists and a Control Termination Event has not occurred and is continuing, the Controlling Class Representative.

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred), as provided in the related co-lender agreement.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) (or, (i) with respect to the Woodlands Mall loan combination so long as a Woodlands Mall Control Appraisal Period does not exist, the Woodlands Mall Controlling Class Representative or the holder(s) of more than 50% of the Woodlands Mall Controlling Class (by certificate balance), and (ii) with respect to The Centre loan combination so long as a Centre Control Appraisal Period does not exist, the Centre Controlling Class Representative or the holder(s) of more than 50% of the Centre Controlling Class (by certificate balance)) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

Controlling Class Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by holders of at least a majority of the controlling class of Pooled Certificates by certificate balance. The “Controlling Class” with respect to the Pooled Certificates is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an aggregate outstanding certificate balance as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class F-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Non-Vertically Retained Pooled Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class F-RR, Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, (i) KKR Real Estate Credit Opportunity Partners II L.P., a Delaware limited partnership, is expected to purchase the Class F-RR, Class G-RR and Class J-RR certificates and will also receive the Class S certificates, and (ii) KKR Real Estate Credit Opportunity Partners II L.P. (or an affiliate) is expected to be appointed the initial Controlling Class Representative.

The “Woodlands Mall Controlling Class Representative” will be the Woodlands Mall Controlling Class certificateholder or other representative selected by holders of at least a majority of the controlling class of the Woodlands Mall Loan-Specific Certificates by certificate balance. The “Woodlands Mall Controlling Class” is, as of any time of determination, the most subordinate class of the Woodlands Mall Control Eligible Certificates that has an outstanding certificate balance, as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that if no such class meets the preceding requirement, then the most senior class of Woodlands Mall Control Eligible Certificates will be the “Woodlands Mall Controlling Class”; provided, further, however, that if, at any time, the outstanding certificate balance of the Class WM-A certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “Woodlands Mall Controlling Class” will be the most subordinate class of the Woodlands Mall control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

“Woodlands Mall Control Eligible Certificates” consist of the Class WM-A. Class WM-B and Class WM-C certificates.

On the Closing Date, it is expected that WM-C will be the initial Woodlands Mall Controlling Class Representative.

Pacific Life Insurance Company or its affiliate is expected, on the closing date, (i) to purchase a majority of each of the Class WM-A, Class WM-B and Class WM-C certificates and (ii) to appoint itself or an affiliate as the initial Woodlands Mall Controlling Class Representative.

The “Centre Controlling Class Representative” will be the Centre Controlling Class certificateholder or other representative selected by holders of at least a majority of the controlling class of the Centre Loan-Specific Certificates by certificate balance. The “Centre Controlling Class” is, as of any time of determination, the most subordinate class of the Centre Control Eligible Certificates that has an outstanding certificate balance, as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that if no such class meets the preceding requirement, then the Class TCRR certificates will be the “Centre Controlling Class”. The “Centre Control Eligible Certificates” consist of the Class TCRR certificates.

On the Closing Date, it is expected that CRE Fund Investments III LLC, which entity’s equity owner is advised by Shelter Growth Capital Partners LLC, will be the initial Centre Controlling Class Representative.

Control Termination Event	A “Control Termination Event” will: (1) with respect to any mortgage loan (other than the Woodlands Mall loan combination and The Centre loan combination) either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Pooled Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero; and (2) with respect to each of the Woodlands Mall loan combination and The Centre loan combination, be determined in accordance with clause (1) of this definition, but only if a Control Appraisal Period exists with respect to such loan combination. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Woodlands Mall Control Eligible Certificates or Centre Control Eligible Certificates, as applicable, whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, for the related Trust Subordinate Companion Loan to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for the applicable loan combination, under the circumstances described in the Preliminary Prospectus.

Consultation Termination Event	A “Consultation Termination Event” will occur: (1) with respect to any mortgage loan (other than the Woodlands Mall loan combination and The Centre loan combination), when none of the classes of the Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Pooled Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero; and (2) with respect to each of the Woodlands Mall loan combination and The Centre loan combination, be determined in accordance with clause (1) of this definition, but only if a Control Appraisal Period exists with respect to such loan combination. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

27

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights	Any applicable Directing Holder will be entitled to have consent and/or consultation rights under the Benchmark 2019-B12 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the Benchmark 2019-B12 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any servicing shift mortgage loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

After the occurrence and during the continuance of a control appraisal period related to the Woodlands Mall loan combination or The Centre loan combination, the control and consent rights of the Woodlands Mall Controlling Class Representative or the Centre Controlling Class Representative, as applicable, with respect to the subject loan combination will terminate.

With respect to any servicing shift loan combination (for so long as it is serviced under the Benchmark 2019-B12 pooling and servicing agreement), the holder of the related Controlling Note identified above under the table entitled “Loan Combination Controlling Notes and Non-Controlling Notes” under “Collateral Overview” above (which holder will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced loan combination, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced loan combination.

Risk Retention

Consultation Parties

The “risk retention consultation parties”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be: (i) the party selected by Citi Real Estate Funding Inc., (ii) the party selected by Deutsche Bank AG, New York Branch, and (iii) the party selected by JPMorgan Chase Bank, National Association. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances, (i) for so long as no Consultation Termination Event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in the Preliminary Prospectus. Notwithstanding the foregoing, none of the risk retention consultation parties will have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch, and JPMorgan Chase Bank, National Association are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or loan combination with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a Borrower Party.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Termination of

Special Servicer

At any time, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the Benchmark 2019-B12 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the pooled voting rights of the Pooled Certificates (other than the Class S certificates) (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled loan combination, the Woodlands Mall loan combination and The Centre loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the pooled voting rights allocable to the Pooled Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Pooled Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

With respect to each of (i) the Woodlands Mall loan combination after the occurrence and during the continuance of both a Woodlands Mall Control Appraisal Period and an applicable Control Termination Event and (ii) The Centre loan combination after the occurrence and during the continuance of both a Centre Control Appraisal Period and an applicable Control Termination Event, the holders of at least 25% of the voting rights allocable to the Pooled Certificates (other than the Class S certificates) and the related Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to the related loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Pooled Certificates and the related Loan-Specific Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Pooled Certificates and related Loan-Specific Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a servicing shift loan combination, for so long as it is serviced pursuant to the Benchmark 2019-B12 pooling and servicing agreement, only the holder of the related controlling pari passu companion loan may terminate the special servicer without cause (solely with respect to the related loan combination) and appoint a replacement special servicer for that loan combination.

At any time, with respect to the serviced loans (other than with respect to the Woodlands Mall loan combination and The Centre loan combination), if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the pooled certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans (other than the Woodlands Mall loan combination and The Centre loan combination), resulting in a solicitation of a pooled certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Pooled Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

At any time, with respect to each of the Woodlands Mall loan combination and The Centre loan combination, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the related loan-specific certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the related loan combination, resulting in a solicitation of a related loan-specific certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer with respect to the related loan combination if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Loan-Specific Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

At any time, with respect to each of the Woodlands Mall loan combination and The Centre loan combination, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the related pooled certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the related loan combination, resulting in a solicitation of a related pooled certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer with respect to the related loan combination if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Pooled Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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“Certificateholder Quorum” means a quorum that:

(1) with respect to the Pooled Certificates and the related Loan-Specific Certificates, for purposes of a vote to terminate and replace the special servicer for either the Woodlands Mall loan combination or The Centre loan combination at the request of the holders of certificates evidencing not less than 25% of the voting rights allocable to the Pooled Certificates (other than the Class S certificates) and the related Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of applicable Principal Balance Certificates) of all of the Pooled Certificates (other than the Class S certificates) and the related Loan-Specific Certificates, on an aggregate basis;

(2) with respect to Pooled Certificates, (a) for purposes of a vote to terminate and replace the special servicer (other than with respect to the Woodlands Mall loan combination and The Centre loan combination) or the asset representations reviewer at the request of the holders of Pooled Certificates evidencing not less than 25% of the pooled voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Pooled Certificates evidencing at least 50% of the pooled voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Pooled Principal Balance Certificates) of all of the Pooled Certificates (other than the Class S certificates), on an aggregate basis, and (b) for purposes of each of (i) a vote to terminate and replace the special servicer (other than with respect to the Woodlands Mall loan combination and The Centre loan combination) based on a recommendation of the operating advisor, (ii) a vote to terminate and replace the special servicer with respect to the Woodlands Mall loan combination based on a recommendation of the operating advisor, and (iii) a vote to terminate and replace the special servicer with respect to The Centre loan combination based on a recommendation of the operating advisor, consists of the holders of Pooled Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Pooled Certificates, with such quorum including at least three (3) holders of Pooled Certificates that are not risk retention affiliated with each other;

(3) with respect to the Woodlands Mall Loan-Specific Certificates, for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Woodlands Mall Loan-Specific Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Woodlands Mall Loan-Specific Certificates, with such quorum including at least three (3) holders of Woodlands Mall Loan-Specific Certificates that are not risk retention affiliated with each other; and

(4) with respect to the Centre Loan-Specific Certificates, for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Centre Loan-Specific Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Centre Loan-Specific Certificates, with such quorum including at least three (3) holders of Centre Loan-Specific Certificates that are not risk retention affiliated with each other.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer (continued)	The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the Benchmark 2019-B12 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the Benchmark 2019-B12 pooling and servicing agreement.

Voting Rights

At all times during the term of the Benchmark 2019-B12 pooling and servicing agreement, the voting rights for the certificates will be allocated among the respective classes of certificateholders in the following percentages:

(1)	1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and
(2)	in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

At all times during the term of the Benchmark 2019-B12 pooling and servicing agreement, the voting rights for the Pooled Certificates (the “pooled voting rights”) will be allocated among the respective classes of pooled certificateholders in the following percentages:

(1)	1% in the aggregate in the case of the respective classes of the Pooled Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Pooled Class X Certificates is greater than zero), and
(2)	in the case of any class of Pooled Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Pooled Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Pooled Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Pooled Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, pooled voting rights will only be exercisable by holders of Pooled Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights or, if applicable, pooled voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class S and Class R certificates will not be entitled to any voting rights.

Compensation Servicing	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced loan combination, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan (or related serviced loan combination, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

•	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;
•	reviewing reports provided by the special servicer to the extent set forth in the Benchmark 2019-B12 pooling and servicing agreement;
•	reviewing for accuracy certain calculations made by the special servicer;
•	issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the Benchmark 2019-B12 pooling and servicing agreement and identifying any material deviations therefrom;
•	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and
•	after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the Benchmark 2019-B12 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

An “Operating Advisor Consultation Trigger Event” will occur (i) with respect to any serviced loan (including the Woodlands Mall loan combination and The Centre loan combination), when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates, and (ii) with respect to The Centre loan combination, also when the aggregate outstanding certificate balance of the Class TCRR certificates (as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount then allocable to the Class TCRR certificates) is 25% or less of the initial aggregate certificate balance of the Class TCRR certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the Benchmark 2019-B12 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of pooled certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of pooled certificateholders evidencing not less than 25% of the pooled voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all pooled certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all pooled certificateholders and the asset representations reviewer. Upon the affirmative vote of pooled certificateholders evidencing at least 75% of the pooled voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the Benchmark 2019-B12 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the Benchmark 2019-B12 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan (but not a Trust Subordinate Companion Loan) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Pooled Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Pooled Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Pooled Certificates may deliver, within the time frame provided in the Benchmark 2019-B12 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan or Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Benchmark 2019-B12 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Liquidated Loan Waterfall

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.

Credit Risk Retention

The securitization transaction constituted by the issuance of the Pooled Certificates will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in such transaction is expected to be retained pursuant to Regulation RR (12 CFR Part 43) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of the VRR Interest, and (B) an “eligible horizontal residual interest” in the form of the HRR Certificates. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR for such transaction and is expected, on the Closing Date, to partially satisfy its risk retention obligation through (i) the acquisition by each of Deutsche Bank AG, New York Branch, and JPMorgan Chase Bank, National Association (or, in each case, a “majority-owned affiliate” (as defined in Regulation RR) thereof) of a pro rata portion (based on the applicable percentages of the mortgage loans originated by Deutsche Bank AG, New York Branch, and JPMorgan Chase Bank, National Association, respectively) of the VRR Interest, and (ii) the purchase by a third party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor for the securitization transaction constituted by the issuance of the Pooled Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

The VRR Interest

Prepayment Premiums and Yield Maintenance Charges. On each Distribution Date, the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the mortgage loans during the related collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate pooled available funds for such Distribution Date) will be required to be distributed to holders of the VRR Interest.

Appraisal Reduction Amounts. On each Distribution Date, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the certificate balance thereof.

Investor Communications

The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the Benchmark 2019-B12 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Benchmark 2019-B12 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website

The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

Cleanup Call

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans and the Trust Subordinate Companion Loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans and Trust Subordinate Companion Loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans and Trust Subordinate Companion Loans (and all property acquired through exercise of remedies in respect of any mortgage loan or Trust Subordinate Companion Loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the Benchmark 2019-B12 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

The Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Certificates, see “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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